Exhibit 99.1

ClubCorp Provides Update on Impact of Hurricane Harvey

DALLAS, August 29, 2017 - ClubCorp - The World Leader in Private Clubs® (NYSE:MYCC) - today provided the following update regarding the impact of Hurricane Harvey on its clubs.

ClubCorp clubs located in the Houston region have experienced heavy rainfall over the past few days and are closed at this time. Our top priority is the safety and well-being of our staff and the members of our clubs. The storm is ongoing and we remain in close contact with all of our clubs in the region affected by the storm. We will continue to monitor the storm and assess its impact on our clubs. We are pleased that, to date, there have been no reports of injuries.

ClubCorp maintains flood and business interruption insurance coverage for storms such as Hurricane Harvey. Furthermore, with more than 200 clubs across the United States and a dues-based model, ClubCorp is a resilient and well-diversified company.

ClubCorp expects that the storm will not have a negative impact on the pending merger transaction with affiliates of Apollo. The special meeting of ClubCorp stockholders to approve such transaction remains scheduled for September 15, 2017 and the transaction is on track to close in our fiscal fourth quarter of 2017.

ClubCorp applauds its dedicated staff for their hard work and thanks the first responders, members of law enforcement and medical personnel who are working tirelessly to aid the communities impacted by Hurricane Harvey.

About ClubCorp (NYSE:MYCC)

Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 28 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE:MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed merger (the “Merger”) of Merger Sub (as defined below) with and into ClubCorp Holdings, Inc., a Nevada corporation (which we may refer to as “we,” “us,” “our” or the “Company”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”) by and among Constellation Club Parent, Inc., a Delaware corporation (“Parent”), Constellation Club Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, the benefits of the proposed transaction and the anticipated timing of the proposed transaction. Forward-looking statements can be generally identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only the Company’s current expectations and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the Merger on the Company’s relationships with its members, operating results and business generally; the risk that certain approvals or consents will not be received in a timely manner or that the Merger will not be

Exhibit 99.1

consummated in a timely manner; the risk of exceeding the expected costs of the Merger; adverse changes in U.S. and non-U.S. governmental laws and regulations; adverse developments in the Company’s relationships with its employees; capital market conditions, including availability of funding sources for us; changes in our credit ratings; risks related to our increased indebtedness, including our ability to meet certain financial covenants in our debt instruments; the risk of litigation, including stockholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and volatility in the market price of our stock. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our Form 10-K for the fiscal year ended December 27, 2016, as amended and Part II, Item 1A. Risk Factors in our Form 10-Q for the quarterly period ended June 13, 2017.

ClubCorp Contacts:

Investor Relations
clubcorp.investor.relations@clubcorp.com

Media Relations
Joele Frank
Andrew Siegel / Jonathan Keehner
MYCC-JF@joelefrank.com
212-355-4449